UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2023

Rivian Automotive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41042	47-3544981
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14600 Myford Road

Irvine, California 92606

(Address of principal executive offices) (Zip Code)

(888) 748-4261

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	RIVN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 19, 2023, Rivian Holdings, LLC (the “Borrower Representative”), a direct subsidiary of Rivian Automotive, Inc., entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”), by and among, inter alios, the Borrower Representative, the other borrowers from time to time party thereto, the other subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders. The A&R Credit Agreement amended and restated the existing asset-based revolving Credit Agreement, dated as of May 20, 2021.

Among other things, the A&R Credit Agreement amended the existing asset-based revolving Credit Agreement to:

•	Double the revolving commitments to $1.5 billion;

•	Increase the letter of credit sublimit from $500 million to $1.0 billion;

•

Extend the maturity date from May 20, 2025 to a date that is the earlier of April 19, 2028 and a date that is 91 days prior to the stated maturity of certain series of debt for borrowed money (subject to certain exclusions) with an aggregate principal amount equal to or exceeding $200 million then outstanding;

•	Amend the borrowing base to include eligibility (subject to reserves and other exclusions) for batteries in-transit;

•	Change the interest rate benchmark; and

•	Amend certain other covenants and baskets.

The A&R Credit Agreement also permits the Borrower Representative, subject to the terms and conditions thereof, to obtain additional revolving commitments, so long as the total amount of all revolving commitments under the A&R Credit Agreement does not exceed $2.0 billion after giving effect to such additional revolving commitments.

The foregoing description of the A&R Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the A&R Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1+	Amended and Restated Credit Agreement, dated as of April 19, 2023, by and among Rivian Holdings, LLC, as Borrower Representative, the borrowers and guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+  Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to provide copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVIAN AUTOMOTIVE, INC.

Date: April 19, 2023	By:	/s/ Claire McDonough
Claire McDonough
Chief Financial Officer